Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

July 15, 2021

Capstone Companies Announces Exercise of

Stock Option by Director

DEERFIELD BEACH, FL, July 15, 2021 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology, announced today that one of the Company’s directors, Jeffrey Guzy has exercised a previously granted non-qualified stock option and purchased 100,000 shares of Company Common Stock (“Shares”) for an aggregate purchase price of $.435, or a per share purchase price of $43,500.00. The Shares are “restricted securities” under federal securities laws and were acquired by independent Director Guzy to support the Company’s business efforts.

The proceeds from the purchase of the Shares will be used by the Company for general working capital purchases, especially in support of the Company’s roll out of its new Smart Mirror product line.

Stewart Wallach, Chief Executive Officer and Chairman of the Board of Directors of the Company, said, “Jeffrey Guzy has been a Director of the Company for over ten years and this action supports the Company’s strategic initiatives and new product direction.”

Director Jeffrey Guzy said, “I believe the focus on the new Smart Mirror product line is a necessary and appropriate shift in the strategic plan for the Company. I have confidence in the ability of Company management to implement the new strategic plan of the Company and my exercise of the non-qualified stock option is a reflection of my confidence. The marketplace will determine the success of the new product line, but I believe the transition to a product line offering potentially higher profit margins and that competes in the smart home device market is a sound shift in strategic direction for the Company.”

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites: www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com and www.capstoneconnected.com for information on our current product offerings. Contents of referenced URL’s are not incorporated herein and for product informational purposes only and investors should not rely on contents of URL’s in making any investment decision.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including the impact of Coronavirus/COVID-19 pandemic or variants of the Coronavirus/COVID-19 virus, especially the Delta variant, on the roll out and prospects of the company-critical Smart Mirror product line, difficulty in marketing Company products in critical consumer target markets, competition in the marketplace for smart mirrors and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Investors should not rely on aspirational statements as indications or forecasts of future results. The Smart Mirror product line has no sales track record and represents a change in product line for the Company. There is substantial competition in the smart mirror markets, including competition from significantly larger competitors with established markets in smart mirrors, strong brand recognition and consumer loyalty in smart mirror products and significantly greater financial and technical resources. Company may be unable to compete against such competition in key markets for smart mirrors, especially as Company is a new entrant in this very competitive, growing product market and has not established brand recognition and consumer loyalty. Additional information that could lead to material changes in Company’s performance and new product lines is contained in Company’s filings with the Securities and Exchange Commission.

For more information, contact:

Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313

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